UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 09, 2023

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Island Drive Suite 101
Redwood City, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2023, the Company held the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the following proposals and cast their votes as set forth below. A more detailed description of each proposal is set forth in the Proxy Statement.

Proposal 1. Election of Directors

The Company’s stockholders elected the individuals listed below as Class II directors, to serve until the Company’s 2026 Annual Meeting of the Stockholders and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The final voting results are as follows:

Name	For	Withheld	Broker Non-Votes
Kimberly J. Popovits	42,481,006	587,027	4,214,209
Randal Scott, Ph.D.	42,484,858	583,175	4,214,209
Robert Kelley	42,340,729	727,304	4,214,209

Proposal 2. Approval of the Amended and Restated Certificate of Incorporation

The Company’s stockholders approved the amendment of the Amended and Restated Certificate of Incorporation. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
45,712,166	1,382,608	187,468	N/A

Proposal 3. Ratification of Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
46,647,191	561,021	74,030	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALIS BIOMEDICAL CORPORATION

Date:	June 9, 2023	By:	/s/ Rebecca L. Markovich
Rebecca L. Markovich Interim Chief Financial Officer